REGISTRATION NO. 33-25867

SECURITIES AND EXCHANGE COMMISSION

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

F&M NATIONAL CORPORATION
(Exact Name of Issuer as Specified in Charter)

9 COURT SQUARE, WINCHESTER, VA  22601
540-665-4282
(Address, including zip code, and telephone number, including area code, of Issuer's Principal Executive Officer)

ALFRED B. WHITT
PRESIDENT/CEO, VICE CHAIRMAN and CHIEF FINANCIAL OFFICER
F&M NATIONAL CORPORATION
9 COURT SQUARE
WINCHESTER, VA  22601
(Name and Address of Agent for Service)

This Amendment is filed to remove from registration under the Securities Act of 1933, as amended, 249,529 shares of Registrant's Common Stock registered under Registration Statement
No. 333-25867.

REMOVAL FROM REGISTRATION OF SECURITIES

This Post-effective Amendment No. 1 is filed to remove from registration 249,529 shares of Common Stock of the Registrant, which were offered pursuant to the Registrant's December 22, 1988, Officers' Incentive Bonus Plan.

At the effective date of this transaction, the Registrant had issued 12,700 shares on December 31, 1988, and 1,000 shares on April 15, 1998. The Plan received 7,119 shares from a 3% stock dividend paid on September 27, 1989, and also received 6,110 shares from a 2.5% stock dividend paid on September 1, 1994. The remaining shares at the date of this transaction are 249,529 of the 250,000 shares originally offered.


                            SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to Registration Statement No. 333-25867 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia.

F&M NATIONAL CORPORATION



BY  /s/  Alfred B.  Whitt, President
         Agent for Service

Date:  June 28, 2000